UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021 (June 7, 2021)

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Offering (as defined below), effective June 10, 2021, Gerhard Pleuhs resigned from the Board of Directors of Keurig Dr Pepper Inc. (the “Company”). As a result, Mr. Pleuhs will no longer be a nominee for re-election at the Company’s 2021 Annual Meeting of Stockholders to be held on June 18, 2021. Mr. Pleuhs’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On June 10, 2021, Mondelēz International Holdings LLC (the “Selling Stockholder”) completed the previously announced registered public secondary offering (the “Offering”) of 28,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, for gross proceeds to the Selling Stockholder of approximately $997 million. In addition, the Selling Stockholder granted the Underwriter (as defined below) a 30-day option to purchase up to an additional 4,200,000 shares of common stock on the same terms and conditions. The Company did not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated June 7, 2021 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder, and Goldman Sachs & Co. LLC, as the underwriter (the “Underwriter”) in the Offering. The Underwriting Agreement is filed as Exhibit 1.1 hereto.

The Company has previously filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a prospectus) on Form S-3 (File No. 333-233477) as well as a resale prospectus supplement filed with the SEC on August 27, 2019, as supplemented by a prospectus supplement, filed with the SEC on June 7, 2021, for the Offering.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated June 7, 2021, by and among Keurig Dr Pepper Inc., Mondelēz International Holdings LLC, and Goldman Sachs & Co. LLC.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: June 10, 2021

	By:	/s/ James L. Baldwin
James L. Baldwin Chief Legal Officer, General Counsel and Secretary

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